As filed with the Securities and Exchange Commission on March 10, 2005

                                                      Registration No. 000-25346

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A
                                 Amendment No. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                              47-0772104
            (State of incorporation                    (I.R.S. Employer
                or organization)                      Identification No.)

            224 South 108th Avenue
                Omaha, Nebraska                           68154-2684
   (Address of principal executive offices)               (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered

           None                                            N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates (if applicable): N/A

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.005 par value
                                (Title of class)

                                EXPLANATORY NOTE

This is Amendment No. 1 to the Form 8-A (File No. 000-25346) filed by the Registrant with the Securities and Exchange Commission (the "SEC") on January 9, 1995. This amendment is being filed to reflect the reclassification of the Registrant's Class A Common Stock as Common Stock. The reclassification was effected by an amendment to the Registrant's Amended and Restated Certificate of Incorporation, duly approved by the Registrant's Board of Directors and stockholders, as filed with the Secretary of State of Delaware on March 9, 2005. The reclassification changed the name of the Class A Common Stock to "Common Stock," but did not otherwise affect its rights, preferences or privileges.

Item 1.  Description of Registrant's Securities to be Registered.

The description of the Registrant's Class A Common Stock, set forth under the caption "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-4 (File No. 333-56309) filed with the SEC on June 8, 1998, is incorporated herein by reference as the description of the Common Stock.

Item 2.  Exhibits.

None.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          TRANSACTION SYSTEMS ARCHITECTS, INC.


Date: March 9, 2005                       By:        /s/ Dennis P. Byrnes
                                             -----------------------------------
                                                       Dennis P. Byrnes
                                                    Senior Vice President,
                                                General Counsel and Secretary